                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                           THE MED-DESIGN CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                   THE
[GRAPHIC OMITTED]                  MEDoDESIGN
                                   CORPORATION




                               2810 Bunsen Avenue
                            Ventura, California 93003

                          -----------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD AUGUST 8, 2003
                          -----------------------------


To our Stockholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of The Med-Design Corporation (the "Company") will be held at The Union League, Broad and Sansom Streets, Philadelphia, Pennsylvania, on Friday, August 8, 2003, at 1:00 p.m. local time, for the following purposes:

1.  To elect three members of the Board of Directors.

2. To vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2003.

3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    Only stockholders of record at the close of business on June 9, 2003, the record date, are entitled to notice of, and to vote at, the meeting or any adjournments thereof.

                                             By Order of the Board of Directors


                                             Joseph N. Bongiovanni, III
                                             Vice President and Secretary

July 8, 2003

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY.

                                   THE
[GRAPHIC OMITTED]                  MEDoDESIGN
                                   CORPORATION



                               2810 Bunsen Avenue
                            Ventura, California 93003

                             ----------------------
                                 PROXY STATEMENT
                             ----------------------

         This proxy statement is being furnished to the stockholders of The Med-Design Corporation, a Delaware corporation (the "Company"), in connection with the 2003 Annual Meeting of Stockholders of the Company to be held on August 8, 2003 (the "Annual Meeting"). The Annual Meeting will be held at The Union League, Broad and Sansom Streets, Philadelphia, Pennsylvania at 1:00 p.m. local time. This proxy statement and the enclosed proxy are being mailed to stockholders on or about July 8, 2003.

         The enclosed proxy is being solicited by the Board of Directors of the Company (the "Board"). The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by officers and employees of the Company by mail, telephone, telefax, personal contact and other methods of communication. The Company may employ an outside firm to assist in the solicitation of proxies and the cost, if any, for such services will be paid by the Company.

                          VOTING AT THE ANNUAL MEETING

Record Date; Proxies; Vote Required

         Only stockholders of record at the close of business on June 9, 2003 (the "Record Date") are entitled to vote at the Annual Meeting. As of the Record Date, the Company had outstanding 12,706,080 shares of common stock, $.01 par value per share (the "Common Stock"). The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business. Each stockholder is entitled to one vote for each share of Common Stock owned of record by such stockholder on the Record Date with respect to each matter to be voted on at the Annual Meeting.

         All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted FOR the election of the nominees named herein and FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountant for 2003. A stockholder may revoke his or her proxy at any time before it is exercised by written notice to the Secretary of the Company, by delivery of a later dated signed proxy or by voting in person at the Annual Meeting.

         Election as a director requires a plurality of the votes present in person or represented by proxy at the Annual Meeting. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2003 requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting. With respect to any other matter that may properly be brought before the Annual Meeting, the affirmative vote of a majority of votes cast by the stockholders entitled to vote thereon is required to take action unless a greater percentage is required by the Company's Certificate of Incorporation or By-laws or by Delaware law.

         For the purpose of determining the vote required for approval of matters to be voted on at the Annual Meeting, abstentions and broker non-votes will be counted as shares that are present for purposes of determining a quorum. With regard to the election of directors, votes may be cast in favor of a nominee or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will have the effect of a negative vote and broker non-votes will have no effect on the outcome of such proposals. "Broker non-votes" occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that proposal and has not received instructions from the beneficial owner.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of April 10, 2003 (unless otherwise indicated) certain information with respect to the beneficial ownership of our Common Stock (i) by each person known to us to own beneficially five percent or more of the Company's outstanding Common Stock (the only voting class outstanding), (ii) by each director, (iii) by each of the officers named in the Summary Compensation Table included in this proxy statement and (iv) by all executive officers and directors as a group.

                                                                      Number of Shares              Percent of Class
                   Name and Address                                  Beneficially Owned (1)        Beneficially Owned
                   ----------------                                  ----------------------        ------------------
James M. Donegan.........................................                  1,103,906(2)                   8.51%

David R. Dowsett.........................................                     54,100(3)                    *

Lawrence D. Ellis........................................                     85,200(4)                    *

Joseph N. Bongiovanni, III...............................                    243,500(5)                   1.89%

Michael W. Simpson.......................................                    155,048(6)                   1.22%

Ralph Balzano............................................                     31,333(7)                    *

John Branton.............................................                     36,641(8)                    *

Paul D. Castignani.......................................                     11,486(9)                    *

D. Walter Cohen..........................................                    18,544(10)                    *

Vincent J. Papa..........................................                    80,000(11)                    *

James Schleif............................................                    29,841(12)                    *

Pasquale L. Vallone......................................                   197,506(13)                   1.56%

Gilbert M. White.........................................                   180,234(14)                   1.42%

State of Wisconsin Investment Board......................                 2,182,000(15)                  17.29%

SAFECO Corporation.......................................                 1,802,600(16)                  14.28%

AIM Management Group Inc.................................                   954,700(17)                   7.56%

RS Investment Management Co. LLC.........................                   713,900(18)                   5.66%

All current Directors and Officers as a Group (12 persons)                2,072,291(19)                  15.25%

--------------------
*Less than one percent (1%)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of April 10, 2003, are deemed outstanding for computing the percentage ownership of the person holding such securities but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the person named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) Includes 1,600 shares of common stock held by Mr. Donegan as custodian for his son, 288,300 shares underlying an option and 59,702 underlying a stock grant which will be issued to him on April 1, 2004 based on his continued employment. The address of Mr. Donegan is The Med-Design Corporation, 2810 Bunsen Avenue, Ventura, California 93003.

(3)   Includes options to purchase 50,000 shares of common stock.

(4) Includes options to purchase 59,200 shares of common stock and warrants to purchase 16,000 shares of common stock.

(5) Includes options to purchase 168,500 shares of common stock and warrants to purchase 75,000 shares of common stock.

(6) Includes 25,000 shares underlying an option, 66,666 shares underlying a stock grant and 33,000 shares underlying a warrant. Mr. Simpson resigned as an officer and director of Med-Design as of March 13, 2003, although he continues to be an employee.

(7)   Includes options to purchase 31,333 shares of common stock.

(8)   Includes options to purchase 27,841 shares of common stock.

(9)   Includes options to purchase 8,544 shares of common stock.

(10) Includes options to purchase 8,544 shares of common stock and warrants to purchase 9,000 shares of common stock.

(11)  Includes options to purchase 58,000 shares of common stock.

(12)  Includes options to purchase 27,841 shares of common stock.

(13)  Includes options to purchase 42,000 shares of common stock.

(14) Includes 1,400 shares of common stock held by Mr. White's spouse and options to purchase 26,000 shares of common stock.

(15) The information in this table is as of December 31, 2002. The principal business address of the State of Wisconsin Investment Board is 121 E. Wilson St., Madison, Wisconsin, 53707. The information in the table and this note is based on Amendment No. 1 to Schedule 13G filed with Securities and Exchange Commission on February 12, 2003 by the State of Wisconsin Investment Board.

(16) The information in this table is as of December 31, 2002 and includes 1,802,600 shares as to which SAFECO Corporation ("SAFECO"), a Washington corporation, has shared voting and investment power with:
      SAFECO Common Stock Trust ("Common Stock Trust") as to 1,172,500 shares; SAFECO Resource Series Trust ("Resource Series Trust") as to 630,100 shares; and SAFECO Asset Management Company ("Asset Management") as to 1,802,600 shares. The information in the table and this note is based on Amendment No. 1 to Schedule 13G filed by SAFECO, Common Stock Trust, Resource Series Trust and Asset Management on February 13, 2003. The principal business addresses of certain of these entities are: SAFECO, SAFECO Plaza, Seattle, Washington 98185; Common Stock Trust, 4854 154th Place NE, Redmond, Washington 98052; Asset Management, 601 Union Street, Suite 2500, Seattle, Washington 98101; Asset Management, a subsidiary of SAFECO, is a registered investment advisor and Common Stock Trust and Resource Series Trust are registered investment companies for which Asset Management serves as an investment advisor.

(17) The information in this table is as of December 31, 2002. The principal business address of AIM Management Group Inc. ("AIM") is 11 Greenway Plaza, Suite 100, Houston, Texas, 77046. The information in the table and this note is based on Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 10, 2003 by AIM on behalf of itself and its wholly-owned subsidiaries, AIM Advisors, Inc. and AIM Capital Management Inc.

(18) The information in this table is as of December 31, 2002 and includes 713,900 shares as to which RS Investment Co. LLC, a Delaware limited liability company ("RS"), shares voting power with: RS Investment Management, L.P., a California limited partnership ("RS L.P."), as to 660,000 shares; RS Investment Management Inc., a Delaware corporation ("RS Inc."), as to 53,900 shares; G. Randall Hecht as to 713,900 shares; and RS Emerging Growth Funds, a series of Massachusetts business trusts ("RS Fund"), as to 352,500 shares. RS is the parent company of registered investment advisers whose clients have the right to receive or the power to direct the dividends from, or the proceeds from the sale of, the shares. RS L.P. is a registered investment adviser and the investment adviser to RS Fund, a registered investment company. RS Inc. is a registered investment adviser. RS is the general partner of RS L.P. and majority shareholder of RS Inc. Mr. Hecht is a control person of RS, RS L.P. and RS Inc. The information in the table and this note is derived from Amendment No. 1 to Schedule 13G ("RS
         Schedule 13G Amendment") filed by RS, RS L.P., RS Inc., RS Fund and Mr. Hecht on February 14, 2003. The electronic submission of the RS
         Schedule 13G Amendment indicates that RS's business address is 388 Market Street, Suite 200, San Francisco, California, 94111.

(19) Includes options and warrants to purchase 1,086,951 shares of common stock.

                            I. ELECTION OF DIRECTORS

         Under the Company's Certificate of Incorporation, the Board consists of three classes. Members of the class whose term expires at the meeting will be elected to serve until the 2006 annual meeting of stockholders and until their successors have been elected and qualified. Michael W. Simpson resigned on March 13, 2003 from the Board, and John Branton has advised us that he does not wish to stand for re-election. In light of the actions of Messrs. Simpson and Branton and in accordance with the Company's Bylaws, the Board has reduced its size to nine directors.

         The Board has nominated Joseph N. Bongiovanni III, Pasquale L. Vallone and Gilbert M. White for election as directors to serve until the 2006 Annual Meeting. Each nominee is currently a director of the Company. Each nominee has expressed his willingness to serve as a director if elected, and the Company knows of no reason why any nominee would be unable to serve. If a nominee is unable to serve as a director, the proxies may be voted for one or more substitute nominees to be designated by the Board, or the Board may decide to reduce the number of directors.

         Set forth below is certain information with respect to each nominee for director as well as the directors whose terms continue after the Annual Meeting.

Nominees for Terms Continuing Until the 2006 Annual Meeting

         Joseph N. Bongiovanni, III, 58, has served as a director of the Company and a Vice President and Secretary of the Company since 1994. Since 1978, Mr. Bongiovanni has been the senior partner of the law firm Bongiovanni & Berger.

         Pasquale L. Vallone, 75, has served as a director of the Company since 1998. Mr. Vallone has been a consultant for U.S. Aviation Underwriters, Inc. since 1997. Mr. Vallone served in the underwriting and technical areas at U.S. Aviation Underwriters for fifty years until his retirement as a Senior Vice President in June 1997.

         Gilbert M. White, 65, has served as a director of the Company since 1994 and served as an Executive Vice President of the Company from 1995 until January 1998. Mr. White is currently an independent insurance consultant. Prior to joining Med-Design in 1995, Mr. White was Senior Vice President of Rollins Hudig Hall, a multinational insurance firm, where he designed, marketed and serviced complex insurance programs for large national and international clients since 1984.

         The Board of Directors recommends a vote FOR each nominee.

Directors with Terms Continuing Until the 2004 Annual Meeting

         James M. Donegan, 52, has served as the Chairman of the Board of Directors, Chief Executive Officer and President of the Company since 1994. From 1991 to 1995, Mr. Donegan held various positions at Chase Manhattan Bank, including marketing executive for the Structured Investment Division and most recently as Managing Director of Chase Futures Management, Inc.

         Vincent J. Papa, 53, has served as a director of the Company since 1998. Mr. Papa has served as Secretary and General Counsel of Energy Merchants LLC since 1999. From 1995 to 1999, Mr. Papa was a Managing Director and General Counsel for P.M.G. Capital Corp., a wholly owned affiliate of the Pennsylvania Merchant Group.

         James E. Schleif, 61, has served as a director of the Company since April 2001. Mr. Schleif has been a healthcare industry consultant specializing in financial management and managed care since May 2000. From 1978 to May 2000, Mr. Schleif served as the Chief Financial Officer of Mercy Health System.

Directors with Terms Continuing Until the 2005 Annual Meeting

         Ralph Balzano, 66, has served as a director of the Company since January 2001. Mr. Balzano has been an independent systems consultant since January 2001 for Balzano LLC. Mr. Balzano served as Chief Information Officer for the South Manhattan Network of New York Hospital Corporation from 1998 to 2000. Mr. Balzano served as Chief Information Officer for the City of New York and Commissioner of the Department of Information Technology & Telecommunications from 1994 to 1998. From 1971 to 1994, Mr. Balzano was the Chief Executive Officer of LCS Associates in New York.

         D. Walter Cohen, D.D.S., 76, has served as a director of the Company since July 2002. Dr. Cohen is a Professor of Periodontics at the Medical College of Pennsylvania, where he has instructed since 1973. He is also a former professor and dean of the School of Dental Medicine at the University of Pennsylvania. Dr. Cohen has authored or co-authored numerous books and articles on various medical topics. He is a member of the Institute of Medicine of the National Academy of Sciences. Dr. Cohen is also a practicing dentist.

         Paul D. Castignani, 57, has served as a director of the Company since July 2002. Mr. Castignani is a Senior Vice President and Chief Financial Officer of Eagle National Bank, where he has served in various capacities since 1987.

         There are no family relationships among any of our directors, executive officers and significant employees except that James E. Schleif and Joseph N. Bongiovanni, III are brothers-in-law.

           II. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP ("PwC") as independent accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2003. PwC was the Company's independent accountants for the fiscal year ended December 31, 2002. In accordance with the Company's past practice, this selection will be presented to the stockholders for ratification at the Annual Meeting. However, consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority in respect of the selection of the Company's auditors. If the stockholders do not ratify the appointment of PwC, the selection of the independent public accountants may be reconsidered by the Audit Committee. A representative of PwC is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to answer appropriate questions.

         The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PwC as the Company's independent accountants.

                               III. OTHER MATTERS

         The Board of Directors of the Company does not know of any other matter that may be brought before the Annual Meeting. However, if any such other matters are properly brought before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                          MATTERS CONCERNING DIRECTORS

Committees of the Board of Directors

         The Board of Directors has an Audit Committee, a Compensation Committee, an Executive Committee, a Nominating Committee and an Investment Committee. During the fiscal year ended December 31, 2002, the Board of Directors held eight meetings, the Audit Committee held six meetings and the Compensation Committee held seven meetings. The Executive and Nominating Committees did not meet during the fiscal year ended December 31, 2002, but their responsibilities were carried out by the Board of Directors as a whole. The Investment Committee was formed in February 2003. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he was a member.

         The members of the Audit Committee are James E. Schleif, John Branton, Paul Castignani and Vincent J. Papa. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee selects the accountants to be engaged as the Company's independent accountants, reviews the scope and results of the audit, approves other services provided by the Company's independent accountants and reviews with the independent accountants and the Company's financial and accounting personnel the adequacy and effectiveness of the Company's accounting and financial controls.

         The members of the Compensation Committee are Vincent J. Papa, Ralph Balzano, Pasquale L. Vallone and Gilbert M. White. The Compensation Committee exercises all duties of the Board of Directors in matters relating to executive and other employee compensation and administration of all stock option and other employee benefit plans of the Company, subject to the terms of such plans.

         The members of the Executive Committee are James M. Donegan, Joseph N. Bongiovanni, III and Vincent Papa. The Executive Committee may exercise the authority of the Board of Directors between Board meetings, except to the extent that the Board of Directors has delegated authority to another committee or to other persons, and except as limited by Delaware law.

         The members of the Nominating Committee are James M. Donegan, Joseph N. Bongiovanni, III, Pasquale L. Vallone and Gilbert White. The Nominating Committee recommends to the Board of Directors nominees for directors of the Company and its subsidiaries. The Board of Directors will also consider nominees for directors recommended by stockholders. There are no specified formal procedures for submitting such recommendations. Recommendations may be addressed to the Chief Executive Officer, The Med-Design Corporation, 2810 Bunsen Avenue, Ventura, California 93003.

         The members of the Investment Committee are James M. Donegan, Ralph Balzano, John Branton, and James E. Schleif. The Investment Committee exercises all duties of the Board of Directors in matters relating to the Company's investment of its available cash and the policies relating to these investments.

Compensation of Directors

         Non-employee directors receive $500 per board of directors meeting attended and annually receive options to purchase 10,000 shares of our common stock, with an exercise price equal to the closing market price on the date of grant, as compensation for services on our board of directors. Non-employee directors also receive $500 for each in-person committee meeting attended and $500 for every three telephonic committee meetings attended. No other directors receive cash or other compensation for services on our board of directors or any board committee. All directors are entitled to reimbursement for reasonable expenses incurred in the performance of their duties as board members.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth for the years ended December 31, 2002, 2001 and 2000, information regarding compensation we paid to our Chief Executive Officer and the four other most highly paid executive officers for the year ended December 31, 2002.

                                                Summary Compensation Table

                                                   Annual Compensation                     Long -Term Compensation
                                                   -------------------                     -----------------------
                                                                                                    Awards
                                                                                                    ------
                                                                                        Restricted
                                                                     Other Annual         Stock            Securities
Name and Principal Position            Year    Salary($)   Bonus($)   Compensation($)     Awards($)      Underlying Options
---------------------------            ----    ---------  --------   ---------------     ---------      ------------------
James M. Donegan                       2002    354,000     50,000     753,738(1)            -                200,000
   Chairman, Chief Executive Officer   2001    338,000     50,000     753,738(1)            -                175,000
   and President                       2000    300,000     25,000     753,712(1)            -                100,000

David R. Dowsett(2)                    2002    115,272          -       5,600               -                300,000
   Vice President and
   Chief Operating Officer

Lawrence D. Ellis                      2002    168,000     30,000       10,200              -                 89,000
   Vice President and                  2001    160,000     20,000          -                -                 75,000
   Chief Financial Officer             2000    140,000     20,000          -                -                 66,000

Joseph N. Bongiovanni, III             2002    160,000     30,000        2,550              -                 67,000
   Vice President and Secretary        2001    140,000     20,000          -                -                 75,000
                                       2000    108,000     20,000          -                -                100,000

Michael W. Simpson(3)                  2002    185,000     30,000       10,200              -                      -
   Vice President and                  2001    185,000     20,000          -                -                 75,000
   Chief Strategy Officer              2000    165,000          -          -           2,525,000(4)          116,000

--------------
(1) Represents 59,702 shares of common stock for 2002 and 2001 and 59,700 shares for 2000 awarded to Mr. Donegan as compensation for past service. In 2000, the Company's Compensation Committee, after consultation with outside professional compensation consultants, determined that Mr. Donegan had been under-compensated since the Company's inception and authorized an award of approximately 59,700 shares of common stock per year for the following four years as compensation for past service, or an aggregate totaling 238,806 shares. Each annual award is conditioned on Mr. Donegan remaining an officer, director or consultant of the Company.

(2) Mr. Dowsett was employed as our Chief Operating Officer and Vice President on June 1, 2002.

(3) Mr. Simpson resigned as Chief Strategy Officer and Executive Vice President on March 13, 2003, but remains an employee of the Company. See "Employment Agreements" below.

(4) Represents 200,000 shares of Common Stock granted to Mr. Simpson on November 1, 2000, one-third of which vested on July 9, 2001, and one-third of which vested on July 9, 2002. The remaining shares will vest on July 9, 2003. At December 31, 2002, Mr. Simpson held 30,382 shares of restricted stock.

Stock Options

         The following table sets forth certain information concerning grants of stock options made during 2002 to the persons named in the Summary Compensation Table.

                                      Option Grants in Last Fiscal Year

                               Number Of         Percent Of
                               Securities      Total Options
                               Underlying        Granted To     Exercise
                                Options         Employees In     Price     Expiration     Grant Date Present
      Name                      Granted         Fiscal Year      ($/Sh)       Date           Value ($)(1)
      ----                      -------         -----------      ------       ----           ------------
James M. Donegan               100,000(2)          12%            3.25      10/10/09           291,000
                               100,000(3)          12%            3.25      10/10/12           291,000

David R. Dowsett               187,500(4)          23%           11.70       5/15/12         1,966,875
                               112,500(5)          14%             6.51      7/26/12           678,375

Lawrence D. Ellis               22,000(2)           3%            3.25      10/10/09            64,020
                                67,000(3)           8%            3.25      10/10/12           194,970

Joseph N. Bongiovanni, III      22,000(2)           3%            3.25      10/10/09            64,020
                                45,000(3)           5%            3.25      10/10/12           130,950

Michael W. Simpson                  -               -              -            -               -

--------------
(1) These amounts represent the estimated fair value of stock options, measured at the date of grant using the Black-Scholes option pricing model. There are four underlying assumptions in developing the grant valuations. For grants issued to Messrs. Donegan, Ellis and Bongiovanni, the expected volatility is 99.39%, the expected term of exercise is seven to ten years, the risk free interest rate is 2.00% and the dividend yield is 0.00%. For grants issued to Messr. Dowsett, the expected volatility is 98.15% for the grant of 187,500 shares and 109.22% for the grant of 112,500 shares, the expected term of exercise is ten years, the risk free interest rate is 3.00% and the dividend yield is 0.00%.

(2)  The options were granted on October 10, 2002 and vested immediately.

(3) The options were granted on October 10, 2002 and vest on October 10, 2007. Vesting may be accelerated as to one-third, two-thirds and all underlying shares if the market price of the Company's common stock reaches specified milestones.

(4) The options were granted on May 15, 2002. Of the shares underlying the options, 50,000 shares vested on October 15, 2002, 25,000 shares vested on May 15, 2003 and 37,500 shares will vest on each of May 15, 2004, 2005 and 2006.

(5) The options were granted on July 26, 2002 and will vest on July 26, 2009. Vesting may be accelerated as to one-third, two-thirds and all underlying shares if the Company's earnings per share reaches specified milestones.

Option Exercises and Fiscal Year-End Values

         The following table summarizes option exercises during 2002 and the value of vested and unvested options for the persons named in the Summary Compensation Table at December 31, 2002. Year-end values are based upon a price of $8.00 per share, which was the closing market price of a share of common stock on December 31, 2002. Value realized on exercised options is based upon the closing market price of common stock on the date of exercise.

                  Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                            Number Of Securities           Value Of Unexercised
                                                        Underlying Unexercised Options     In-The-Money Options
                                                             At Fiscal Year-End             At Fiscal Year-End
                                                             ------------------             ------------------
                                Shares
                               Acquired       Value
       Name                   On Exercise    Realized    Exercisable   Unexercisable   Exercisable   Unexercisable
       ----                   -----------    --------    -----------   -------------   -----------   -------------
James M. Donegan                  ---          ---         288,300        187,700      $ 480,252     $  476,388

David R. Dowsett                  ---          ---          50,000        250,000      $       0     $  167,625

Lawrence D. Ellis                 ---          ---          75,200        121,000      $ 175,992     $  344,077

Joseph N. Bongiovanni, III       2,000      $38,300        243,500        108,500      $ 583,312     $  239,555

Michael W. Simpson                ---          ---          58,000         50,000      $       0     $        0


Employment Agreements

         Effective October 10, 2002, we entered into a three-year employment agreement with James M. Donegan our Chairman of the Board, Chief Executive Officer and President. The agreement provides for a base salary of $354,000. Mr. Donegan was also awarded a stock option for 200,000 shares of our common stock under the agreement at an exercise price of $3.25 per share. Of the shares underlying the option, 100,000 shares vested immediately and the remaining balance will vest October 10, 2007. Vesting may be accelerated as to one-third, two-thirds and all underlying shares if the market price of our common stock reaches specified milestones.

         In June 2002, our Compensation Committee, after consultation with outside professional compensation consultants, determined that Mr. Donegan had been under-compensated since our inception and authorized an award of approximately 59,700 shares of common stock per year for the following four years as compensation for past service, or an aggregate of 238,806 shares. Each annual award is conditioned on Mr. Donegan remaining an officer, director or consultant of Med-Design.

         On June 1, 2002, we entered into a four-year employment agreement with David Dowsett, our Executive Vice President and Chief Operating Officer, which agreement was effective as of May 15, 2002. The agreement provides for a base salary of $210,000, a stock option award covering 300,000 shares and an automobile allowance of $800 per month to cover expenses related to the vehicle. The stock option was issued in two traunches, 187,500 shares on May 15, 2002 at an exercise price of $11.70 per share and 112,500 shares issued on July 26, 2002 at an exercise price of $6.51 per share. Of the shares underlying the May 15, 2002 grant representing 187,500 shares, 50,000 shares vested on October 15, 2002, 25,000 shares vested on May 15, 2003 and 37,500 shares will vest on each of May 15, 2004, 2005 and 2006. Of the shares underlying the July 26, 2002 grant representing 112,500 shares, all will vest on July 26, 2009. Vesting may be accelerated as to one-third, two-thirds and all underlying shares if the Company's earnings per share reaches specified milestones.

         On October 10, 2002, we entered into a three-year employment agreement with Lawrence D. Ellis our Vice President and Chief Financial Officer. The agreement provides for a base salary of $168,000, the grant of a stock option to purchase 89,000 shares of common stock and an automobile allowance of $850 per month to cover all the expenses related to the vehicle. The stock option has an exercise price of $3.25 per share. Of the shares underlying the option, 22,000 shares vested immediately and the remaining shares will vest October 10, 2007. Vesting may be accelerated as to one-third, two-thirds and all underlying shares if the market price of the Company's common stock reaches specified milestones.

         On October 10, 2002 we entered into a three-year employment agreement with Joseph N. Bongiovanni our Vice President and Corporate Secretary. The agreement provides for a base salary of $160,000, the grant of a stock option for 67,000 shares of common stock and an automobile allowance of $850 per month to cover all expenses related to the vehicle. The stock has an exercise price of $3.25 per share. Of the shares underlying the option, 22,000 shares vested immediately and the remaining shares will vest October 10, 2007. Vesting may be accelerated as to one-third, two-thirds and all underlying shares if the market price of the Company's common stock reaches specified milestones.

         On April 25, 2003, we entered into an employment agreement with Michael
W. Simpson who resigned as director and officer of the Company (but not as an employee) as of March 13, 2003. Mr. Simpson remains an employee of the Company involved in marketing and product management. The term of the agreement is from March 20, 2003 through July 15, 2003. Under the agreement, Mr. Simpson will receive total compensation of $45,538 for the period of the agreement. The agreement was amended on June 10, 2003 to increase the compensation by $14,231 to a total of $59,769. In addition, the agreement provides for a severance payment of $46,250 if the agreement is not extended on July 15, 2003.

Compensation Committee Interlocks and Insider Participation

         Gilbert M. White served on our Compensation Committee during 2002. Mr. White served as our Executive Vice President from June 1995 to January 1998.

                      REPORT OF THE COMPENSATION COMMITTEE

         This report of the Compensation Committee of the Board of Directors of the Company, which is comprised of Messrs. Papa, Balzano, Vallone and White, all of who are non-employee directors.

         The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the salaries, compensation and benefits of executive officers and senior management of the Company. The Company's policy with respect to the compensation of executive officers is based upon the following principles: (i) to offer levels of compensation that are competitive with those offered by other companies in similar business; (ii) to compensate executives based on each executive's level of responsibility and contribution to the Company's business goals; (iii) to link compensation with the Company's financial performance; and (iv) to align the Company's executive compensation policies with the interests of the Company's stockholders. The Compensation Committee periodically reviews its approach to executive compensation with outside consultants and makes changes as competitive conditions and other circumstances warrant.

         During 2002, salaries of executive officers, including the Company's Chief Executive Officer, were set at levels that recognize salary rates in the industry. The Company believes that such salaries approximate the salaries of similar individuals at comparable companies. During 2002, the Company entered into long term at-will employment contracts with certain of its key executives including the Chief Executive Officer in order to ensure the services of the key executives. Mr. Donegan's base salary was $354,000 in 2002 as compared to $338,000 in 2001. The increase in base salary of $16,000 represents both a merit increase as well as a market adjustment.

Executive Officer Bonuses

         Bonuses are paid to the Company's executive officers based upon their individual performance, the Company's financial performance and the achievement of certain key strategic objectives of the Company. For 2002, the Board of Directors established key strategic objectives upon which cash bonuses would be established. Based upon the realization of such objectives, the Compensation Committee and the Board granted Mr. Donegan a $50,000 bonus for 2002.

Stock Options

         The primary purpose of the 2001 Equity Compensation Plan is to align the interests of the Company's key employees, including its executive officers, more closely with the interests of the Company's stockholders by offering these key employees an opportunity to benefit from increases in the market price of the Common Stock. The Non Qualified Stock Option Plan provides long-term incentives designed to enable the Company to attract and retain key employees by encouraging their ownership of common stock. During 2002, the Compensation Committee authorized the grant of 356,000 stock options under the 2001 Equity Compensation Plan to executive officers of the Company. The majority of these stock options are subject to certain equity performance based criteria to align the compensation of the key executives with increases in the equity value of the Company. In selecting non-officer employees to receive option grants and determining the terms of the warrants, the Compensation Committee takes into consideration factors it deems relevant, including present and potential contributions to the success of the Company. In determining option grants in 2002 for non-officer employees, the Committee relied principally upon the recommendations of the Chief Executive Officer.

                                                          COMPENSATION COMMITTEE
July 8, 2003                                              Vincent J. Papa
                                                          Ralph Balzano
                                                          Pasquale L. Vallone
                                                          Gilbert M. White

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors is composed of four independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee selects the Company's independent accountants.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 ("Communication with Audit Committees").

         The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), and the Audit Committee discussed with the independent accountants that firm's independence.

         Based upon these discussions and reviews, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

                                                              AUDIT COMMITTEE
July 8, 2003                                                  James E. Schleif
                                                              John Branton
                                                              Paul Castignani
                                                              Vincent J. Papa

                             AUDIT AND RELATED FEES

         The aggregate fees billed by PwC, the Company's independent accountants, for the years ended December 31, 2002 and 2001 were as follows:

Audit Fees

         The aggregate fees billed for professional services rendered by PwC for the audit of the Company's annual financial statements for the years ended December 31, 2002 and 2001 were $167,905 and $143,650 respectively. Such services included the reviews of the Company's financial statements including the Company's quarterly reports on Form 10-Q for the years ended December 31, 2002 and 2001.

Audit-Related Fees

         The aggregate fees billed for professional services rendered by PwC for audit-related services for the years ended December 31, 2002 and 2001 were $20,069 and $16,950, respectively. Such services included review of the memorandum relating to a private placement of our common stock and accounting consultations regarding stock based compensation and equity arrangements.

Tax Services

         The aggregate fees billed for professional services rendered by PwC for tax services for the years ended December 31, 2002 and 2001 were $27,392 and $25,059, respectively. Such services included the preparation of the federal, state and local tax returns and consultation on the tax treatment of warrants issued in payment for services.

All Other Fees

         The aggregate fees billed for all other services rendered by PwC during the fiscal years 2002 and 2001, other than the services referred to above, were $28,240 and $24,293, respectively. Such other services were primarily related to employee benefits.

         The Audit Committee determined that the provision of services other than audit services by PwC was compatible with maintaining PwC's independence.

                                PERFORMANCE GRAPH

         The graph below compares the cumulative total stockholder return of the Company's Common Stock with the cumulative total return of (i) the Nasdaq Stock Market - US Index (the "Nasdaq US Index") and (ii) the Nasdaq Stock Market - Medical Devices, Instruments and Supplies Index (the "Nasdaq Medical Device Index") for the period from December 31, 1997 to December 31, 2002. The chart assumes $100 was invested on December 31, 1997 in each of Med-Design common stock, the Nasdaq US Index and the Nasdaq Medical Device Index and reflects reinvestment of dividends. Med-Design did not pay dividends during the period indicated.


                                                       [GRAPHIC OMITTED]

-------------------------------- ------------------------------ ------------------------------ ------------------------------
                                         Med-Design                       Nasdaq                     Nasdaq Medical
                                        Common Stock                     US Index                     Device Index
-------------------------------- ------------------------------ ------------------------------ ------------------------------
            1997                            $100.00                      $100.00                        $100.00
-------------------------------- ------------------------------ ------------------------------ ------------------------------
            1998                             $92.59                      $152.06                         $94.76
-------------------------------- ------------------------------ ------------------------------ ------------------------------
            1999                            $433.33                      $274.99                        $103.90
-------------------------------- ------------------------------ ------------------------------ ------------------------------
            2000                            $470.37                      $174.11                        $114.62
-------------------------------- ------------------------------ ------------------------------ ------------------------------
            2001                            $583.70                      $134.39                        $139.49
-------------------------------- ------------------------------ ------------------------------ ------------------------------
            2002                            $237.04                       $94.03                        $112.80
-------------------------------- ------------------------------ ------------------------------ ------------------------------

                  SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file reports of ownership of our securities and changes in ownership with the Securities and Exchange Commission. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations of these persons that no other reports were required, during the year ended December 31, 2002, all of our directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements except as follows: Mr. White filed a Form 4 to report one transaction in December 2001 after the due date for filing the form, Messrs. Balzano, Branton, Schleif and White each filed a Form 4 to report one transaction in July 2002 after the due date for filing the form, and Mr. Dowsett's initial beneficial ownership report erroneously omitted reference to shares of our common stock owned by Mr. Dowsett. This error was corrected by amendment.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Joseph N. Bongiovanni, III, the senior partner of the law firm of Bongiovanni & Berger, is a director, Vice President and Secretary of the Company. During the fiscal years ended December 31, 2002 and 2001, Bongiovanni & Berger received $26,610 and $44,265, respectively, for legal services billed to Med-Design and for use of office space and other office related expenses.

         On March 15, 2002, we issued a warrant to purchase 18,000 shares of Med-Design common stock to D. Walter Cohen for consulting services provided by Dr. Cohen. Dr. Cohen is a current director of the Company. The warrant vests as to 6,000 shares on each of March 15, 2003, 2004 and 2005.

         On April 14, 2002, we loaned $275,000 to James M. Donegan, our Chairman of the Board, Chief Executive Officer and President, collateralized by 59,700 shares of Med-Design common stock owned by Mr. Donegan. The principal amount of the loan accrued annual interest at the prime lending rate. Pursuant to the terms of the loan, the $275,339 aggregate amount of principal and interest due on the loan was repaid by Mr. Donegan on April 30, 2002.

         On April 15, 2002, pursuant to a Note and Pledge Agreement, we loaned $250,000 to Michael W. Simpson, an employee of ours and our former Vice President and Chief Strategy Officer, which will be collateralized by 66,666 shares of Med-Design common stock to be issued to Mr. Simpson on August 6, 2003. The Note is repayable on the earlier of (i) April 15, 2004, (ii) the date on which Mr. Simpson ceases to be an employee, consultant or director of Med-Design, (iii) the date on which Med-Design provides notice to Mr. Simpson that the closing price of the common stock has been $30.00 or higher for 20 consecutive days as reported on the Nasdaq National Market, or (iv) the date on which Mr. Simpson sells or transfers the pledged securities. The Note accrues interest at 16% per year until the issuance of the pledged securities to Mr. Simpson, at which time the Note will accrue interest at the prime lending rate plus 1%.

                              STOCKHOLDER PROPOSALS

         Any stockholder proposal to be presented at the Annual Meeting of the Stockholders to be held in 2004 must be received by the Company on or before March 10, 2004 in order to be included in the Proxy Statement relating to the meeting. If a stockholder notifies the Company after May 24, 2004 of an intent to present a proposal at the 2004 Annual Meeting of the Stockholders, the Company may use its discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in the Company's proxy statement.

                                           By Order of the Board of Directors




Dated: July 8, 2003                        Joseph N. Bongiovanni, III, Secretary

                           THE MED-DESIGN CORPORATION
                Annual Meeting of Stockholders - August 8, 2003

PROXY CARD                                                           PROXY CARD

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on August 8, 2003.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD.

                                     PROXY

The undersigned hereby appoints James M. Donegan and Joseph N. Bongiovanni, III and each of them, proxies, with full power of substitution to appear on behalf of the undersigned and to vote all shares of Common Stock of the undersigned at the Annual Meeting of Stockholders to be held at The Union League, Broad and Sansom Streets in Philadelphia, Pennsylvania, on Friday, August 8, 2003 at 1:00 P.M. local time, and at any adjournment thereof, upon all subjects that may properly come before the Annual Meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card, hereby revoking any and all proxies heretofore given.

The proxies will vote "FOR" the election of the nominees as Director, and "FOR" the ratification of the selection of independent accountants if the applicable boxes are not marked, and at their discretion on any other matter that may properly come before the Annual Meeting.

|X| PLEASE MARK VOTES AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

1. Election of Directors.                       FOR ALL    WITHHELD FROM
                                                nominees   ALL nominees

   Nominees: Joseph N. Bongiovanni, Pasquale L. Vallene, Gilbert M. White

                                                       |_|         |_|

|_| FOR ALL EXCEPT the nominees indicated on this line immediately below.

________________________________________________________________________________

SEE REVERSE SIDE   CONTINUED AND TO BE SIGNED ON REVERSE SIDE  SEE REVERSE SIDE

                                                        FOR  AGAINST   ABSTAIN

2. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants for 2003.
                                                        |_|    |_|      |_|


THE UNDERSIGNED HEREBY ACKNOWLEDGES       Please sign exactly as name appears
RECEIPT OF THE NOTICE OF ANNUAL           hereon and return this Proxy Card so
MEETING, PROXY STATEMENT AND ANNUAL       that your shares can be represented
REPORT OF THE MED-DESIGN CORPORATION.     at the Annual Meeting. If signing
                                          for a corporation or partnership or
                                          as agent, attorney or fiduciary,
                                          indicate the capacity in which you
                                          are signing.

                                          Signature___________________________

                                          Signature if held jointly___________

                                          Date:_________________________ , 2003




PLEASE RETURN THIS CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT
                 YOUR SHARES CAN BE REPRESENTED AT THE MEETING.